Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Kali Fry
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-3036
	kim_watkins@intuit.com	kali_fry@intuit.com

Intuit Reports Strong Third Quarter Results and Raises Full Year Guidance

Small Business and Self-Employed Group Revenue Grew 18 Percent

MOUNTAIN VIEW, Calif. - May 23, 2024 - Intuit Inc. (Nasdaq: INTU), the global financial technology platform that makes Intuit TurboTax, Credit Karma, QuickBooks, and Mailchimp, announced financial results for the third quarter of fiscal 2024, which ended April 30.
“The era of AI is one of the most significant technology shifts in our lifetime and our strategy to be the global AI-driven expert platform is delivering significant benefits to our customers and strong results across the company," said Sasan Goodarzi, Intuit's chief executive officer. "I'm proud of our innovation and performance, and because of our momentum, we are raising Intuit's revenue, operating income, and earnings per share guidance for the fiscal year."
Financial Highlights
For the third quarter, Intuit:
•Grew total revenue to $6.7 billion, up 12 percent.
•Increased Consumer Group revenue to $3.7 billion, up 9 percent.
•Grew Small Business and Self-Employed Group revenue to $2.4 billion, up 18 percent; increased Online Ecosystem revenue to $1.8 billion, up 19 percent.
•Grew Credit Karma revenue to $443 million, up 8 percent.
•Increased ProTax Group revenue to $254 million, up 3 percent.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.
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Snapshot of Third-quarter Results

	GAAP			Non-GAAP
	Q3 FY24	Q3 FY23	Change	Q3 FY24	Q3 FY23	Change
Revenue	$6,737	$6,018	12%	$6,737	$6,018	12%
Operating Income	$3,105	$2,778	12%	$3,712	$3,358	11%
Earnings Per Share	$8.42	$7.38	14%	$9.88	$8.92	11%

Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).

Business Segment Results
Consumer Group
Consumer Group revenue grew to $3.7 billion, up 9 percent, in the third fiscal quarter.
For the full fiscal year, Intuit expects:
•TurboTax Live revenue to grow 17 percent to $1.4 billion, representing approximately 30 percent of total Consumer Group revenue.
•Average revenue per return to increase approximately 10 percent.
•TurboTax Live units to grow 12 percent and TurboTax Online paying units to grow approximately 2 percent, versus total IRS returns growth of 1 percent.
•Total TurboTax units to decline 1 percent, due to share loss with pay-nothing and lower average revenue per return customers, and TurboTax share of total IRS returns to decline approximately 80 basis points.
•Customers paying nothing to be over 10 million, down from over 11 million last year.
Unless otherwise noted above, all growth rates refer to Intuit's expectations for the tax filing season through July 31, 2024 compared to the prior season through July 31, 2023.

Intuit plans to provide a TurboTax federal tax unit comparison in its fourth quarter 2024 earnings release.
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Small Business and Self-Employed Group
Small Business and Self-Employed Group revenue grew to $2.4 billion, up 18 percent, and Online Ecosystem revenue increased to $1.8 billion, up 19 percent.
•Online Services revenue grew 20 percent, driven by growth in payments, payroll, and Mailchimp offerings.
•QuickBooks Online Accounting revenue grew 19 percent in the quarter, driven by customer growth, higher effective prices, and mix-shift.
•Total international online ecosystem revenue grew 12 percent on a constant currency basis.

Credit Karma
Credit Karma revenue grew to $443 million, up 8 percent, driven by strength in Credit Karma Money, credit cards, auto insurance, and personal loans.

Capital Allocation Summary
In the third quarter, the company:
•Reported a total cash and investments balance of approximately $4.7 billion and $6.0 billion in debt as of April 30, 2024.
•Repurchased $584 million of shares, with $2.1 billion remaining on the company's share repurchase authorization.
•Received Board approval for a quarterly dividend of $0.90 per share, payable July 18, 2024. This represents a 15 percent increase compared to the same period last year.
Forward-looking Guidance
Intuit raised total company guidance for the full fiscal year 2024. The company expects:
•Revenue of $16.164 billion to $16.200 billion, growth of approximately 13 percent, up from previous guidance for growth of 11 to 12 percent.
•GAAP operating income of $3.815 billion to $3.835 billion, growth of approximately 21 to 22 percent, up from previous guidance for growth of 15 to 18 percent.
•Non-GAAP operating income of $6.360 billion to $6.380 billion, growth of approximately 16 percent, up from previous guidance for growth of 12 to 14 percent.
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•GAAP diluted earnings per share of $10.78 to $10.83, growth of approximately 28 to 29 percent, up from previous guidance for growth of 11 to 15 percent.
•Non-GAAP diluted earnings per share of $16.79 to $16.84, growth of approximately 17 percent, up from previous guidance for growth of 12 to 14 percent.
The company also updated full fiscal year 2024 segment revenue guidance:
•Small Business and Self-Employed Group: $9.467 billion to $9.481 billion, growth of approximately 18 percent, up from previous guidance for growth of 16 to 17 percent.
•Consumer Group: $4.440 billion to $4.455 billion, growth of approximately 7 to 8 percent, at the high end of the previous range.
•ProTax Group: $597 million to $599 million, growth of approximately 6 to 7 percent, up from previous guidance for growth of 3 to 4 percent.
•Credit Karma: $1.660 billion to $1.665 billion, growth of approximately 2 percent, updated from previous guidance for a decline of 3 percent to growth of 3 percent.
Intuit announced guidance for the fourth quarter of fiscal year 2024, which ends July 31. The company expects:
•Revenue of $3.063 billion to $3.099 billion, growth of approximately 13 to 14 percent.
•GAAP diluted earnings per share of $0.25 to $0.30.
•Non-GAAP diluted earnings per share of $1.80 to $1.85.
Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on May 23. The conference call can be heard live at https://investors.intuit.com/events-and-presentations/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.

Replay Information
A replay of the conference call will be available for one week by calling 800-723-0549, or 402-220-2657 from international locations. There is no passcode required. The audio call will remain available on Intuit’s website for one week after the conference call.
About Intuit
Intuit is the global financial technology platform that powers prosperity for the people and communities we serve. With approximately 100 million customers worldwide using products
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such as TurboTax, Credit Karma, QuickBooks, and Mailchimp, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us at Intuit.com and find us on social for the latest information about Intuit and our products and services.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, including expectations regarding: the size, components and our share of the tax preparation software space; forecasts and timing of growth and future financial results of Intuit and its reporting segments; the impact of macroeconomic conditions on our business, segments and products; Intuit’s prospects for the business in fiscal 2024; timing and growth of revenue from current or future products and services; Intuit's corporate tax rate; the amount and timing of any future dividends or share repurchases; and the impact of acquisitions and other strategic decisions on our business; as well as all of the statements under the heading “Forward-looking Guidance.”

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the effects of global developments and conditions or events, including macroeconomic uncertainty and geopolitical conditions, which have caused significant global economic instability and uncertainty. Given these risks and uncertainties, persons regarding this communication are cautioned not to place any undue reliance on such forward-looking statements. These factors include, without limitation, the following: our ability to compete successfully; potential governmental encroachment in our tax businesses; our ability to develop, deploy, and use artificial intelligence in our platform and products; our ability to adapt to technological change and to successfully extend our platform; our ability to predict consumer behavior; our reliance on intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with our ESG and DEI practices; risks associated with acquisition and divestiture activity; the issuance of equity or incurrence of debt to fund acquisitions or for general business purposes; cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about
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privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent and the success of our hybrid work model; any deficiency in the quality or accuracy of our offerings (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; risks associated with climate change; changes to public policy, laws or regulations affecting our businesses; legal proceedings in which we are involved; fluctuations in the results of our tax business due to seasonality and other factors beyond our control; changes in tax rates and tax reform legislation; global economic conditions (including, without limitation, inflation); exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings.
More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2023 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Fourth-quarter and full-year fiscal 2024 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. Except as required by law, we do not undertake any duty to update any forward-looking statement or other information in this presentation.

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TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30, 2024	April 30, 2023	April 30, 2024	April 30, 2023
Net revenue:
Service	$6,048	$5,404	$11,191	$9,977
Product and other	689	614	1,910	1,679
Total net revenue	6,737	6,018	13,101	11,656
Costs and expenses:
Cost of revenue:
Cost of service revenue	1,014	924	2,517	2,252
Cost of product and other revenue	17	17	55	56
Amortization of acquired technology	36	40	110	122
Selling and marketing	1,419	1,203	3,208	2,922
Research and development	671	604	2,029	1,859
General and administrative	355	332	1,041	959
Amortization of other acquired intangible assets	120	120	360	362
Total costs and expenses [A]	3,632	3,240	9,320	8,532
Operating income	3,105	2,778	3,781	3,124
Interest expense	(60)	(66)	(182)	(180)
Interest and other income, net	27	22	91	50
Income before income taxes	3,072	2,734	3,690	2,994
Income tax provision [B]	683	647	707	699
Net income	$2,389	$2,087	$2,983	$2,295

Basic net income per share	$8.53	$7.44	$10.65	$8.17
Shares used in basic per share calculations	280	281	280	281

Diluted net income per share	$8.42	$7.38	$10.51	$8.11
Shares used in diluted per share calculations	284	283	284	283

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income for the periods shown.

	Three Months Ended		Nine Months Ended
(In millions)	April 30, 2024	April 30, 2023	April 30, 2024	April 30, 2023
Cost of revenue	$98	$114	$300	$291
Selling and marketing	121	96	369	310
Research and development	155	116	478	384
General and administrative	77	93	274	279
Total share-based compensation expense	$451	$419	$1,421	$1,264

[B]We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.
For the three and nine months ended April 30, 2024, we recognized excess tax benefits on share-based compensation of $40 million and $123 million, respectively, in our provision for income taxes. For the three and nine months ended April 30, 2023, we recognized excess tax benefits on share-based compensation of $17 million and $15 million, respectively, in our provision for income taxes.
Our effective tax rates for the three and nine months ended April 30, 2024 were approximately 22% and 19%, respectively. Excluding discrete tax items primarily related to share-based compensation, our effective tax rate for both periods was approximately 24%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
Our effective tax rates for the three and nine months ended April 30, 2023 were approximately 24% and 23%, respectively. Excluding discrete tax items primarily related to share-based compensation, our effective tax rate for both periods was approximately 24%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
In the current global tax policy environment, the U.S. and other domestic and foreign governments continue to consider, and in some cases enact, changes in corporate tax laws. As changes occur, we account for finalized legislation in the period of enactment.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss)	$307	$369	$3,105	$—	$3,781
Amortization of acquired technology	38	36	36	—	110
Amortization of other acquired intangible assets	120	120	120	—	360
Share-based compensation expense	495	475	451	—	1,421
Non-GAAP operating income (loss)	$960	$1,000	$3,712	$—	$5,672

GAAP net income (loss)	$241	$353	$2,389	$—	$2,983
Amortization of acquired technology	38	36	36	—	110
Amortization of other acquired intangible assets	120	120	120	—	360
Share-based compensation expense	495	475	451	—	1,421
Net (gain) loss on debt securities and other investments	1	(3)	1	—	(1)
Loss on disposal of a business	1	—	9	—	10
Income tax effects and adjustments [A]	(198)	(235)	(202)	—	(635)
Non-GAAP net income (loss)	$698	$746	$2,804	$—	$4,248

GAAP diluted net income (loss) per share	$0.85	$1.25	$8.42	$—	$10.51
Amortization of acquired technology	0.13	0.13	0.13	—	0.39
Amortization of other acquired intangible assets	0.42	0.42	0.42	—	1.26
Share-based compensation expense	1.75	1.67	1.59	—	5.00
Net (gain) loss on debt securities and other investments	0.01	(0.01)	—	—	—
Loss on disposal of a business	0.01	—	0.03	—	0.04
Income tax effects and adjustments [A]	(0.70)	(0.83)	(0.71)	—	(2.24)
Non-GAAP diluted net income (loss) per share	$2.47	$2.63	$9.88	$—	$14.96

Shares used in GAAP diluted per share calculations	283	284	284	—	284

Shares used in non-GAAP diluted per share calculations	283	284	284	—	284
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$76	$270	$2,778	$17	$3,141
Amortization of acquired technology	41	41	40	41	163
Amortization of other acquired intangible assets	121	121	120	121	483
Professional fees for business combinations	2	1	1	—	4
Share-based compensation expense	422	423	419	448	1,712
Non-GAAP operating income (loss)	$662	$856	$3,358	$627	$5,503

GAAP net income (loss)	$40	$168	$2,087	$89	$2,384
Amortization of acquired technology	41	41	40	41	163
Amortization of other acquired intangible assets	121	121	120	121	483
Professional fees for business combinations	2	1	1	—	4
Share-based compensation expense	422	423	419	448	1,712
Net (gain) loss on debt securities and other investments	—	2	6	1	9
Loss on disposal of a business	—	—	—	8	8
Income tax effects and adjustments [A]	(156)	(136)	(150)	(241)	(683)
Non-GAAP net income (loss)	$470	$620	$2,523	$467	$4,080

GAAP diluted net income (loss) per share	$0.14	$0.60	$7.38	$0.32	$8.42
Amortization of acquired technology	0.14	0.14	0.14	0.14	0.57
Amortization of other acquired intangible assets	0.43	0.43	0.43	0.43	1.71
Professional fees for business combinations	0.01	—	—	—	0.01
Share-based compensation expense	1.49	1.50	1.48	1.58	6.05
Net (gain) loss on debt securities and other investments	—	0.01	0.02	—	0.03
Loss on disposal of a business	—	—	—	0.03	0.03
Income tax effects and adjustments [A]	(0.55)	(0.48)	(0.53)	(0.85)	(2.42)
Non-GAAP diluted net income (loss) per share	$1.66	$2.20	$8.92	$1.65	$14.40

Shares used in GAAP diluted per share calculations	284	282	283	283	283

Shares used in non-GAAP diluted per share calculations	284	282	283	283	283
[A]    As discussed in "About Non-GAAP Financial Measures - Income Tax Effects and Adjustments" following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and tax benefits related to share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30, 2024	July 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$4,215	$2,848
Investments	463	814
Accounts receivable, net	790	405
Notes receivable held for investment, net	698	687
Notes receivable held for sale	7	—
Income taxes receivable	4	29
Prepaid expenses and other current assets	337	354
Current assets before funds receivable and amounts held for customers	6,514	5,137
Funds receivable and amounts held for customers	2,722	420
Total current assets	9,236	5,557

Long-term investments	129	105
Property and equipment, net	1,032	969
Operating lease right-of-use assets	428	469
Goodwill	13,778	13,780
Acquired intangible assets, net	5,950	6,419
Long-term deferred income tax assets	512	64
Other assets	495	417
Total assets	$31,560	$27,780

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$886	$638
Accrued compensation and related liabilities	689	665
Deferred revenue	843	921
Income taxes payable	437	698
Other current liabilities	586	448
Current liabilities before funds payable and amounts due to customers	3,441	3,370
Funds payable and amounts due to customers	2,722	420
Total current liabilities	6,163	3,790

Long-term debt	5,952	6,120
Long-term deferred income tax liabilities	3	4
Operating lease liabilities	468	480
Other long-term obligations	217	117
Total liabilities	12,803	10,511

Stockholders’ equity	18,757	17,269
Total liabilities and stockholders’ equity	$31,560	$27,780

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30, 2024	April 30, 2023
Cash flows from operating activities:
Net income	$2,983	$2,295
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	111	127
Amortization of acquired intangible assets	470	484
Non-cash operating lease cost	63	68
Share-based compensation expense	1,421	1,264
Deferred income taxes	(361)	(389)
Other	69	48
Total adjustments	1,773	1,602
Originations and purchases of loans held for sale	(96)	—
Sales and principal repayments of loans held for sale	98	—
Changes in operating assets and liabilities:
Accounts receivable	(384)	(269)
Income taxes receivable	25	91
Prepaid expenses and other assets	18	(286)
Accounts payable	286	212
Accrued compensation and related liabilities	20	45
Deferred revenue	(79)	18
Income taxes payable	(262)	646
Operating lease liabilities	(45)	(59)
Other liabilities	130	(91)
Total changes in operating assets and liabilities	(291)	307
Net cash provided by operating activities	4,467	4,204
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(564)	(566)
Sales of corporate and customer fund investments	491	196
Maturities of corporate and customer fund investments	489	335
Purchases of property and equipment	(208)	(220)
Acquisitions of businesses, net of cash acquired	—	(33)
Originations and purchases of loans held for investment	(1,926)	(1,600)
Sales of loans originally classified as held for investment	101	—
Principal repayments of loans held for investment	1,688	1,365
Other	(46)	(26)
Net cash provided by (used in) investing activities	25	(549)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discount and issuance costs	3,956	—
Repayments of debt	(4,200)	(509)
Proceeds from borrowings under unsecured revolving credit facility	100	—
Repayments on borrowings under unsecured revolving credit facility	(100)	—
Proceeds from borrowings under secured revolving credit facilities	95	212
Repayments on borrowings under secured revolving credit facilities	(25)	(22)
Proceeds from issuance of stock under employee stock plans	226	150

Payments for employee taxes withheld upon vesting of restricted stock units	(632)	(376)
Cash paid for purchases of treasury stock	(1,707)	(1,495)
Dividends and dividend rights paid	(773)	(667)
Net change in funds receivable and funds payable and amounts due to customers	2,212	(196)
Other	(3)	(1)
Net cash used in financing activities	(851)	(2,904)
Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	(12)	2
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	3,629	753
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	2,852	2,997
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$6,481	$3,750
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the condensed consolidated balance sheets to the total amounts reported on the condensed consolidated statements of cash flows
Cash and cash equivalents	$4,215	$3,745
Restricted cash and restricted cash equivalents included in funds receivable and amounts held for customers	2,266	5
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$6,481	$3,750

Supplemental schedule of non-cash investing activities:
Transfers of loans originated or purchased as held for investment to held for sale	$106	$—

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending July 31, 2024
Revenue	$3,063	$3,099	$—		$3,063	$3,099
Operating income	$34	$54	$654	[a]	$688	$708
Diluted net income per share	$0.25	$0.30	$1.55	[b]	$1.80	$1.85

Twelve Months Ending July 31, 2024
Revenue	$16,164	$16,200	$—		$16,164	$16,200
Operating income	$3,815	$3,835	$2,545	[c]	$6,360	$6,380
Diluted net income per share	$10.78	$10.83	$6.01	[d]	$16.79	$16.84
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $497 million; amortization of other acquired intangible assets of approximately $121 million; and amortization of acquired technology of approximately $36 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $1.9 billion; amortization of other acquired intangible assets of approximately $481 million; and amortization of acquired technology of approximately $146 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated May 23, 2024 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees and transaction costs for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•Gains and losses on debt securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expense. This consists of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees and transaction costs for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures credit losses on available-for-sale debt securities and gains and losses on other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our long-term projections, we are using a long-term non-GAAP tax rate of 24% for fiscal year 2024 and fiscal year 2023. This long-term non-GAAP tax rate could be subject to change for various reasons including significant acquisitions, changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, sales of available-for-sale debt securities and other investments, and disposals of businesses and long-lived assets.